Exhibit 10.6

CLIFFORD                                                    CLIFFORD CHANCE LLP
CHANCE


                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED
                                as Issuing Entity

                                BARCLAYS BANK PLC
     as Issuing Entity Bank Account Operator and Issuing Entity Account Bank

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                                 ISSUING ENTITY

                        BANK ACCOUNT OPERATING AGREEMENT

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                                    CONTENTS
CLAUSE                                                                     PAGE

1.   Interpretation...........................................................1

2.   Services To Be Provided By The Issuing Entity Bank Account Operator......2

3.   Sub-Contracting..........................................................4

4.   Agency Provisions........................................................4

5.   Changes To The Issuing Entity Bank Account Operator......................5

6.   Undertakings Of The Issuing Entity Bank Account Operator.................6

7.   Issuing Entity Bank Account Operator's Liability And Indemnity...........7

8.   Records And Reports......................................................8

9.   Fees Of The Issuing Entity Bank Account Operator.........................8

10.  Assignment And Sub-Contracting...........................................9

11.  No Conflict Of Interest..................................................9

12.  Governing Law............................................................9

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THIS ISSUING ENTITY BANK ACCOUNT OPERATING AGREEMENT is made on [ ]

BETWEEN:

(1) GRACECHURCH CARD PROGRAMME FUNDING LIMITED, a public limited liability company incorporated in Jersey, Channel Islands with company number 98638, whose registered office is located at 26 New Street, St. Helier, Jersey (the "ISSUING ENTITY"); and

(2) BARCLAYS BANK PLC, a public limited liability company incorporated in England with company number 1026167, whose registered office is located at 1 Churchill Place, London E14 5HP as account bank (the "ISSUING ENTITY ACCOUNT BANK") and bank account operator (the "ISSUING ENTITY BANK ACCOUNT OPERATOR").

INTRODUCTION:

(A) In various circumstances, the Issuing Entity will exercise certain rights and powers in relation to all its bank accounts and any other account opened by it in connection with the Programme from time to time (collectively the "ACCOUNTS") and certain other matters referred to herein.

(B) Pursuant to the terms and conditions of this Issuing Entity Bank Account Operating Agreement, the Issuing Entity and the Issuing Entity Bank Account Operator have agreed that the Issuing Entity will appoint the Issuing Entity Bank Account Operator as its agent to be bank account operator of the Accounts and the Issuing Entity will entrust the matters referred to in paragraph (A) above to the Issuing Entity Bank Account Operator.

THE PARTIES AGREE as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

        Unless otherwise defined in this Issuing Entity Bank Account Operating Agreement or the context requires otherwise, words and expressions used in this Issuing Entity Bank Account Operating Agreement have the meanings and constructions ascribed to them in the Schedule 1 (Master Definitions Schedule) of the Issuing Entity Master Framework Agreement dated on or about the date hereof, between, among others, the Issuing Entity and the Note Trustee.

1.2     INCORPORATION OF COMMON TERMS

        Except as provided below, the Common Terms apply to this Issuing Entity Bank Account Operating Agreement, where applicable, and shall be binding on the parties to this Issuing Entity Bank Account Operating Agreement as if set out in full in this Issuing Entity Bank Account Operating Agreement.

1.3     FURTHER ASSURANCE

        Paragraph 1 (Further Assurance) of the Common Terms applies to this Issuing Entity Account Bank Agreement as if set out in full herein, and as if the Issuing Entity was the Obligor (as defined therein) and the Issuing Entity Bank Account Operator was the Obligee (as defined therein).

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1.4     LIMITED RECOURSE AND NON-PETITION

        Paragraphs 8 (Non-Petition and Limited Recourse) and 10 (Obligations as Corporate Obligations) of the Common Terms apply to this Issuing Entity Bank Account Operating Agreement and shall be deemed set out in full herein.

1.5     CONFLICT WITH COMMON TERMS

        If there is any conflict between the provisions of the Common Terms and the provisions of this Issuing Entity Bank Account Operating Agreement, the provisions of this Issuing Entity Bank Account Operating Agreement shall prevail, save for where any provision of this Issuing Entity Bank Account Operating Agreement relates to VAT, in which case the provisions of the Common Terms shall prevail.

2.      SERVICES TO BE PROVIDED BY THE ISSUING ENTITY BANK ACCOUNT OPERATOR

2.1     APPOINTMENT OF ISSUING ENTITY BANK ACCOUNT OPERATOR

        The Issuing Entity appoints the Issuing Entity Bank Account Operator to:

        2.1.1 act as its bank account operator in order to implement, administer and carry out those responsibilities and obligations of, or with respect to, the Issuing Entity which are set out in Clause 2.2 (Extent of authority), under and in connection with the Note Trust Deed, any Note Trust Deed Supplement, the Notes, the Issuing Entity Account Bank Agreement, the Paying Agency and Agent Bank Agreement and any related Documents and/or any matter contemplated by any of the Documents; and

        2.1.2 provide, from time to time, copies to any Rating Agency of any report prepared and/or provided by the Issuing Entity to the Issuing Entity Bank Account Operator.

2.2     EXTENT OF AUTHORITY

        Subject to the security created over each Issuing Entity Distribution Account pursuant to the Note Trust Deed and any Note Trust Deed Supplement, the authority granted to and obligations accepted by the Issuing Entity Bank Account Operator pursuant to Clause 2.1 (Appointment of Issuing Entity Bank Account Operator) shall comprise the following:

        2.2.1 giving directions on behalf of the Issuing Entity in relation to the movement of monies from the Accounts in accordance with the Issuing Entity's respective obligations under the documents and arrangements referred to in Clause 2.1 (Appointment of Issuing Entity Bank Account Operator) taking into account all information received from the Issuing Entity and the Issuing Entity Account Bank and taking into account any Issuing Entity Expenses Loan Agreement (if applicable) or Swap Agreement entered into by the Issuing Entity;

        2.2.2 calculating payments to be made by the Issuing Entity in accordance with the Issuing Entity's obligations under the documents and the arrangements referred to in Clause 2.1 (Appointment of Issuing Entity Bank Account Operator);

        2.2.3 recording credit and debit entries (as applicable) to each relevant Ledger of the Accounts and making the records of such entries available to the Issuing Entity Account Bank at all times;

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        2.2.4     subject to this Issuing Entity Bank Account Operating
                  Agreement, implementing any directions of the Issuing Entity in relation to the Accounts and the matters arising from this Issuing Entity Bank Account Operating Agreement;

        2.2.5 subject to this Issuing Entity Bank Account Operating Agreement, providing copies of reports to third parties, in accordance with the Issuing Entity's obligations under the documents and arrangements referred to in Clause 2.1 (Appointment of Issuing Entity Bank Account Operator);

        2.2.6 dealing with third parties (including any Expenses Lender (if applicable), any Rating Agency, the Note Trustee, the Issuing Entity Account Bank and any other Person) in relation to any amount received or payable by or to the Issuing Entity;

        2.2.7 subject always to the Relevant Documents, taking or refraining from taking any other action whatsoever in relation to the Accounts and the movement of monies thereon which may be taken or not taken, pursuant to the Relevant Documents, by the Issuing Entity or the Issuing Entity Bank Account Operator;

        2.2.8 using all reasonable endeavours to ensure that each Mandate relating to each Account will continue to be operative and will not be changed without the prior written consent of the Issuing Entity;

        2.2.9 at the close of business of each Business Day, procuring that the funds standing to the credit of any Account are invested in Permitted Investments in accordance with the instructions of the Issuing Entity subject, at all times, to the obligations of the Issuing Entity under the documents and the arrangements referred to in Clause 2.1 (Appointment of Issuing Entity Bank Account Operator) and, without limitation to the foregoing, PROVIDED THAT such Permitted Investment matures on or before the next Interest Payment Date for the Series to which such Permitted Investment relates;

        2.2.10 procuring that all amounts standing to the credit of any Account from time to time which are not invested will carry interest at such rate as may be agreed with the Issuing Entity Account Bank pursuant to the relevant Issuing Entity Account Bank Agreement and the relevant Mandate corresponding to such Account; and

        2.2.11 conducting, any other activities by agreement between the Issuing Entity (or any Person acting on its behalf) and the Issuing Entity Bank Account Operator,

        in each case for and on behalf of the Issuing Entity as contemplated in the Note Trust Deed, any Note Trust Deed Supplement and the Issuing Entity Expenses Loan Agreement (as applicable).

2.3     AGREEMENT OF ISSUING ENTITY BANK ACCOUNT OPERATOR

        The Issuing Entity Bank Account Operator hereby agrees:

        2.3.1 save as provided herein, not to enter into, on behalf of the Issuing Entity, any commitments, loans or obligations or otherwise restrict or dispose of the Issuing Entity's property or assets and subject to any applicable law, regulation or order

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                  of any court generally not to take any action which
                  would be inconsistent with the business of the Issuing Entity or in breach of the Issuing Entity's constitutive documents or in breach of any of the Relevant Documents to which the Issuing Entity is or becomes a party; and

        2.3.2 to keep confidential all documents, materials and other information (including any reports described in Clause 2.1 (Appointment of Issuing Entity Bank Account Operator)) relating to the business of the Issuing Entity and not to disclose any of the aforesaid to any person other than the Issuing Entity without the prior consent of the Issuing Entity unless required to do so by any applicable law, regulation or order of any court PROVIDED THAT disclosure to any person for the purposes of the performance of their contractual obligations towards the Issuing Entity (or the Issuing Entity Bank Account Operator) pursuant to the Relevant Documents, or the exercise of their rights thereunder, is permitted,

        PROVIDED THAT nothing in this Clause 2.3 (Agreement of Issuing Entity Bank Account Operator) shall obligate the Issuing Entity Bank Account Operator to carry out any duties in relation to the Relevant Documents to which the Issuing Entity is or becomes a party which have been delegated by the Issuing Entity specifically to other persons pursuant to such Relevant Documents.

3.      SUB-CONTRACTING

        The Issuing Entity Bank Account Operator may appoint any company in the same group of companies as the Issuing Entity Bank Account Operator as its sub-agent, sub-contractor or representative to carry out or to assist the Issuing Entity Bank Account Operator to carry out all or any part of the services to be provided by it under this Issuing Entity Bank Account Operating Agreement PROVIDED THAT no such delegation shall relieve the Issuing Entity Bank Account Operator of its obligations under this Issuing Entity Bank Account Operating Agreement.

4.      AGENCY PROVISIONS

4.1     RELIANCE ON COMMUNICATIONS

        The Issuing Entity Bank Account Operator may rely upon any communication or document reasonably believed by it to be genuine.

4.2     NOTICE OF EXTRAORDINARY COMMUNICATIONS

        The Issuing Entity Bank Account Operator shall promptly inform the Issuing Entity of the contents of any notice or document received by it from any of the parties to any of the Relevant Documents to which the Issuing Entity is or becomes a party which the Issuing Entity Bank Account Operator considers to be extraordinary in the context of the Issuing Entity's day-to-day operation.

4.3     NO LIABILITY

        Notwithstanding anything to the contrary expressed or implied herein, the Issuing Entity Bank Account Operator shall not:

        4.3.1 be bound to account to the Issuing Entity for any sum or the profit element of any sum received by it for its own account; or

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        4.3.2     be bound to disclose to any other person any information
                  relating to the Issuing Entity if such disclosure would or might in its opinion constitute a breach of the law or regulation or be otherwise actionable at the suit of any person.

4.4     NO RESPONSIBILITY FOR RELEVANT DOCUMENTS

        The Issuing Entity Bank Account Operator does not accept any responsibility for the legality, validity, effectiveness, adequacy or enforceability of any of the Relevant Documents save as regards matters relevant to its own capacity to enter into and perform its obligations thereunder.

5.      CHANGES TO THE ISSUING ENTITY BANK ACCOUNT OPERATOR

5.1     RETIREMENT OF THE ISSUING ENTITY BANK ACCOUNT OPERATOR

        The Issuing Entity Bank Account Operator may retire its appointment hereunder at any time without assigning any reason therefor by giving written notice to that effect to the Issuing Entity PROVIDED THAT the retirement of the Issuing Entity Bank Account Operator shall not be effective until a replacement acceptable to the Issuing Entity (such acceptance not to be unreasonably withheld) for the Issuing Entity Bank Account Operator is appointed and such replacement has agreed to act as the Issuing Entity Bank Account Operator for the purposes hereof.

5.2     REMOVAL OF THE ISSUING ENTITY BANK ACCOUNT OPERATOR

        The Issuing Entity:

        5.2.1 may require the Issuing Entity Bank Account Operator to retire its appointment hereunder at any time by giving written notice to that effect to the Issuing Entity Bank Account Operator PROVIDED THAT the retirement shall not be effective until a replacement acceptable to the Issuing Entity has been appointed; and

        5.2.2 shall require the Issuing Entity Bank Account Operator to so retire PROVIDED THAT the retirement shall not be effective until a replacement acceptable to the Issuing Entity has been appointed if:

                  (a) the Issuing Entity Bank Account Operator defaults in the payment on the due date of any payment to be made by it under this Issuing Entity Bank Account Operating Agreement and such default continues unremedied for a period of two Business Days;

                  (b) the Issuing Entity Bank Account Operator defaults in any material respect in the performance or observance of any of its other undertakings and obligations under this Issuing Entity Bank Account Operating Agreement and such default continues unremedied for a period of ten Business Days after the receipt by the Issuing Entity Bank Account Operator of written notice from the Issuing Entity requiring the same to be remedied; or

                  (c) the Issuing Entity Bank Account Operator is subject to any material litigation, arbitration or administrative proceeding or claim which would if adversely determined be, in the opinion of the Issuing Entity acting reasonably, materially prejudicial to the interests of the Issuing Entity Bank Account Operator.

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5.3     AUTOMATIC REMOVAL OF THE ISSUING ENTITY BANK ACCOUNT OPERATOR

        The appointment of the Issuing Entity Bank Account Operator shall terminate automatically, and without the need for written notice, if the Issuing Entity Bank Account Operator becomes insolvent or bankrupt or unable to pay, or generally is not paying, its debts as such debts become due, or takes any action for the purposes of entering into any winding-up, dissolution, bankruptcy, reorganisation, receivership or similar proceedings analogous in purpose or effect, or any order is made by any competent court or any resolution is passed for the appointment of a liquidator, trustee in bankruptcy or similar officer of the Issuing Entity Bank Account Operator, or the Issuing Entity Bank Account Operator appoints or suffers the appointment of any receiver, trustee or similar officer of the whole or a substantial part of its assets or business or enters into any composition, restructuring or renegotiation of debt with its general creditors. If the appointment of the Issuing Entity Bank Account Operator is terminated in accordance with this Clause 5.3, the Issuing Entity shall forthwith appoint a replacement Issuing Entity Bank Account Operator.

5.4     CONSEQUENCES OF APPOINTMENT OF SUCCESSOR ISSUING ENTITY BANK ACCOUNT
        OPERATOR

        If a successor to the Issuing Entity Bank Account Operator is appointed pursuant to Clauses 5.1 (Retirement of the Issuing Entity Bank Account Operator), 5.2 (Removal of the Issuing Entity Bank Account Operator) or
        5.3 (Automatic removal of the Issuing Entity Bank Account Operator) then, upon a replacement Issuing Entity Bank Account Operator agreeing to act as such:

        5.4.1 the retiring Issuing Entity Bank Account Operator shall (i) promptly deliver to (or to the order of the Issuing Entity) the Relevant Files (as defined in Clause 8 (Records and Reports) and (ii) be discharged from any further obligation hereunder other than any liability or obligation accrued at the date of its retirement; and

        5.4.2 its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

6.      UNDERTAKINGS OF THE ISSUING ENTITY BANK ACCOUNT OPERATOR

        The Issuing Entity Bank Account Operator undertakes with the Issuing Entity that, without prejudice to any of its specific obligations under this Issuing Entity Bank Account Operating Agreement:

        (a) it will devote to the performance of its obligations under this Issuing Entity Bank Account Operating Agreement at least the same amount of time and attention, and exercise at least the same level of skill, care and diligence, in the performance of those obligations as it would if it were administering its own rights and obligations as opposed to those of the Issuing Entity;

        (b) it will comply with any proper directions, orders and instructions which the Issuing Entity may from time to time give to it in connection with the performance of its obligations under this Issuing Entity Bank Account Operating Agreement;

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        (c)       it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of its obligations under this Issuing Entity Bank Account Operating Agreement and shall, so far as it can reasonably do so, perform its obligations under this Issuing Entity Bank Account Operating Agreement in such a way as not to prejudice the continuation of any such approval, authorisation, consent or licence;

        (d) it will observe and perform all the duties and obligations as required by any Relevant Document to which it is a party to be performed by it in its capacity as Issuing Entity Bank Account Operator;

        (e) it will promptly upon becoming aware thereof notify the Issuing Entity in writing of any condition, event, act, matter or thing which is a breach of any of the representations, warranties, covenants and undertakings of any of the parties to the Relevant Documents to which the Issuing Entity is or becomes a party contained therein;

        (f) it will make available office facilities, equipment and staff sufficient to enable it to fulfil its obligations under this Issuing Entity Bank Account Operating Agreement;

        (g) it will not fail in any material respect to comply with any legal, administrative and regulatory requirements in the performance of its obligations under this Issuing Entity Bank Account Operating Agreement;

        (h) subject to timely receipt by the Issuing Entity Bank Account Operator of sufficient funds it will make or give directions for the making of all payments on behalf of each of the Issuing Entity required to be made by the Issuing Entity Bank Account Operator pursuant to the Relevant Documents to which the Issuing Entity is or becomes a party on their due date and at or before the time required thereby without set-off or counterclaim and (unless required by law to deduct or withhold) without deduction or withholding for any taxes; and

        (i) it will execute and do all such further documents, acts and things as may be necessary at any time or times to give effect to this Issuing Entity Bank Account Operating Agreement, of which it has notice.

7.      ISSUING ENTITY BANK ACCOUNT OPERATOR'S LIABILITY AND INDEMNITY

7.1     INDEMNITY FROM ISSUING ENTITY BANK ACCOUNT OPERATOR

        The Issuing Entity Bank Account Operator hereby indemnifies and undertakes to keep the Issuing Entity and its directors, officers, employees and agents indemnified against all actions, proceedings, claims, costs and demands (including costs and reasonable expenses arising therefrom or incidental thereto) which may be brought against, suffered or incurred by it or any of them as a result of any failure by the Issuing Entity Bank Account Operator to comply with any of its obligations hereunder where such failure arises from the negligence, wilful default, dishonesty or fraud of the Issuing Entity Bank Account Operator. This indemnity is, for the avoidance of doubt, in addition to and without prejudice to any indemnity allowed under any applicable law.

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7.2     INDEMNITY FROM ISSUING ENTITY

        The Issuing Entity shall, from time to time on demand of the Issuing Entity Bank Account Operator, indemnify and hold harmless the Issuing Entity Bank Account Operator, its directors, officers, employees and agents and any person providing services relating to its role hereunder at the time of such demand, against any liabilities, actions, proceedings, claims or demands which it or any of them may incur or be subject to arising out of or in consequence of this Issuing Entity Bank Account Operating Agreement or as a result of the performance of the functions and the services provided for hereunder except as a result of the negligence, wilful default, dishonesty or fraud of the Issuing Entity Bank Account Operator of any of its directors, officers, employees or agents and any person providing services relating to its role hereunder as the case may be. This indemnity shall expressly inure to the benefit of any director, officer, employee or agent existing or future and to the benefit of any successor of the Issuing Entity Bank Account Operator hereunder.

7.3     CONTINUANCE OF RIGHTS

        The termination of this Issuing Entity Bank Account Operating Agreement shall not affect the rights and obligations of the parties arising hereunder prior to such termination.

8.      RECORDS AND REPORTS

        The Issuing Entity Bank Account Operator shall keep, for and on behalf of the Issuing Entity, any computer and/or physical records relating to the Issuing Entity and/or the Accounts or delivered to the Issuing Entity Bank Account Operator on behalf of the Issuing Entity (the "RELEVANT FILES") and maintain them in an adequate form and in such a way that they can clearly be distinguished from the records relating to other companies maintained by the Issuing Entity Bank Account Operator. The Issuing Entity Bank Account Operator shall ensure that the Relevant Files held by the Issuing Entity Bank Account Operator (or to its order) shall at all reasonable hours be made available for inspection by the Issuing Entity or any person acting on its behalf and shall procure that the Issuing Entity or any person acting on its behalf shall be provided with such assistance as either of them may reasonably require to properly perform their duties. All Relevant Files held by the Issuing Entity Bank Account Operator shall be held by it to the order of the Issuing Entity. The Issuing Entity Bank Account Operator hereby waives any lien to which it would otherwise be entitled in relation thereto. The Issuing Entity Bank Account Operator shall, on demand by the Issuing Entity or any person on its behalf, provide copies (and where copies are not available, the originals) of the Relevant Files to the Issuing Entity.

9.      FEES OF THE ISSUING ENTITY BANK ACCOUNT OPERATOR

        Any fees payable by the Issuing Entity to the Issuing Entity Bank Account Operator shall be set out in a letter sent by the Issuing Entity Bank Account Operator to the Issuing Entity (as the same may be varied, amended or replaced from time to time), in the amounts and at the times set out in such letter.

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10.     ASSIGNMENT AND SUB-CONTRACTING

        The Issuing Entity Bank Account Operator shall not be entitled to assign, transfer or (save as provided in Clause 3 (Sub-Contracting) above) delegate or sub-contract all or any of its rights, benefits and obligations hereunder without the prior written consent of the Issuing Entity.

11.     NO CONFLICT OF INTEREST

        The services of the Issuing Entity Bank Account Operator to the Issuing Entity hereunder are not to be deemed exclusive and the Issuing Entity Bank Account Operator shall be free to render similar services to any other person for so long as its services hereunder are not impaired thereby and shall not be liable to account for any profits arising therefrom.

12.     GOVERNING LAW

        This Issuing Entity Bank Account Operating Agreement and all matters arising from or connected with it shall be governed by English law in accordance with paragraph 25 (Governing law) of the Common Terms. Paragraph 26 (Jurisdiction) of the Common Terms applies to this Issuing Entity Bank Account Operating Agreement as if set out in full in this Issuing Entity Bank Account Operating Agreement.

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EXECUTED by the parties

Issuing Entity
GRACECHURCH CARD PROGRAMME FUNDING LIMITED


By:



Issuing Entity Bank Account Operator and Issuing Entity Account Bank BARCLAYS BANK PLC


By:

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